EXHIBIT 3(ii)

BYLAWS

OF

MINING OIL, INC.

ARTICLE I.

OFFICES

Section 1. Registered Office and Agent. The registered office of the Corporation in the State of Texas is 1001 Fannin, Suite 270, Houston, Texas, 77002. The name of the registered agent of the Corporation at such address is Chris A. Stacy, P.C. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.

STOCKHOLDERS

Section 1. Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Texas, as shall be designated by the Board of Directors. In the absence of a designation of a place for any such meeting by the Board of Directors, each such meeting shall be held at the principal office of the Corporation.

Section 2. Annual Meetings. An annual meeting of stockholders shall be held for the purpose of electing directors and transacting such other business as may properly be brought before the meeting. The date of the annual meeting shall be determined by the Board of Directors.

Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the Certificate of Incorporation or by law, may be called by the President and shall be called by the Secretary at the direction of a majority of the Board of Directors, or at the request in writing delivered to the President or the Secretary of the Corporation of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.

Section 4. Notice of Meetings. Written notice of each meeting of the stockholders stating the place, date and time of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

Section 5. Quorum; Adjournments. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise required by these Bylaws, the Certificate of Incorporation, or the Texas Business Organizations Code as from time to time in effect (“TBOC”). If a quorum is not represented, the holders of the stock present in person or represented by proxy at the meeting and entitled to vote thereat shall have the power, by the affirmative vote of the holders of a majority of such stock, to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, except as hereinafter provided, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Withdrawal of stockholders from any meeting shall not cause the failure of a duly constituted quorum at such meeting.

Section 6. Voting.

(a) At all meetings of the stockholders, each stockholder shall be entitled to vote, in person, or by proxy appointed in an instrument in writing subscribed by the stockholder or otherwise appointed in accordance with Section 21.367 of the TBOC, each share of voting stock owned by such stockholder of record on the record date for the meeting. Each stockholder shall be entitled to one vote for each share of voting stock held by such stockholder, unless otherwise provided in the TBOC or the Certificate of Incorporation.

(b) When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy and voting shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Any stockholder who is in attendance at a meeting of stockholders either in person or by proxy, but who abstains from the vote on any matter, shall not be deemed present or represented at such meeting for purposes of the preceding sentence with respect to such vote, but shall be deemed present or represented at such meeting for all other purposes.

Section 7. Informal Action by Stockholders. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III.

DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed and controlled by or under the direction of its Board of Directors, which may exercise all such powers of, and do all such acts and things as may be done by, the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2. Number, Qualification and Tenure. The Board of Directors of the Corporation shall consist of not fewer than one (1) member and not more than ten (10) members. Within the limit above specified, the number of directors shall be determined from time to time by resolution of the Board of Directors. The number of directors initially shall be fixed at one (1). The directors shall be elected at the annual meeting of the stockholders, except as provided in the Certificate of Incorporation or Section 3 of this Article, and each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, termination, resignation or removal from office. Directors need not be stockholders.

Section 3. Vacancies and Newly-Created Directorships. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier death, termination, resignation, retirement, disqualification or removal from office. If there are no directors in office, then an election of directors may be held in the manner provided by law.

Section 4. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Texas.

Section 5. Meetings. The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the stockholders. Other regular meetings of the Board of Directors shall be held at such time and place as shall from time to time be determined by the Board. No notice of regular meetings need be given, other than by announcement at the immediately preceding regular meeting. Special meetings of the Board may be called by the President or by the Secretary on the written request of a majority of the Board of Directors. Notice of any special meeting of the Board shall be given at least two days prior thereto, either in writing, or telephonically if confirmed promptly in writing, to each director at the address shown for such director on the records of the Corporation.

Section 6. Waiver of Notice; Business and Purpose. Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to such notice either before or after the time of the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and at the beginning of the meeting records such objection with the person acting as secretary of the meeting and does not thereafter vote on any action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting, unless specifically required by the TBOC.

Section 7. Quorum and Manner of Acting. At all meetings of the Board of Directors a majority of the total number of directors shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the TBOC or by the Certificate of Incorporation. Withdrawal of directors from any meeting shall not cause the failure of a duly constituted quorum at such meeting. A director who is in attendance at a meeting of the Board of Directors but who abstains from the vote on any matter shall not be deemed present at such meeting for purposes of the preceding sentence with respect to such vote, but shall be deemed present at such meeting for all other purposes.

Section 8. Organization. The Chairman of the Board, if elected, shall act as chairman at all meetings of the Board of Directors. If the Chairman of the Board is not elected or, if elected, is not present, the Vice Chairman, if any, or if no such Vice Chairman is present, a director chosen by a majority of the directors present, shall act as chairman at such meeting of the Board of Directors.

Section 9. Committees. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more directors to constitute an Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may create one or more other committees and appoint one or more directors to serve on such committee or committees. Each director appointed to serve on any such committee shall serve, unless the resolution designating the respective committee is sooner amended or rescinded by the Board of Directors, until the next annual meeting of the Board or until their respective successors are designated. The Board of Directors, by resolution adopted by a majority of the whole Board, may also designate additional directors as alternate members of any committee to serve as members of such committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of such committee. In the absence or disqualification of a member and all alternate members designated to serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place and stead of such absent or disqualified member.

The Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation between the meetings of the Board of Directors, and any other committee may exercise the power and authority of the Board of Directors to the extent specified by the resolution establishing such committee, or the Certificate of Incorporation or these Bylaws; provided, however, that no committee may take any action that is expressly required by the TBOC or the Certificate of Incorporation or these Bylaws to be taken by the Board of Directors and not by a committee thereof. Each committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of each committee shall be reported to the Board of Directors at the next meeting of the Board.

Meetings of committees may be called at any time by the Chairman of the Board, if any, the President or the chairman of the respective committee. A majority of the members of the committee shall constitute a quorum for the transaction of business and, except as expressly limited by this section, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of such committee. Except as expressly provided in this section or in the resolution designating the committee, a majority of the members of any such committee may select its chairman, fix its rules of procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

Section 10. Action without Meeting. Unless otherwise specifically prohibited by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or such committee, as the case may be, execute a consent thereto in writing setting forth the action so taken, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 11. Attendance by Telephone. Members of the Board of Directors, or any committee thereof, may participate in and act at any meeting of the Board of Directors, or such committee, as the case may be, through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

Section 12. Compensation. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. These payments shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV.

OFFICERS

Section 1. Enumeration. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also elect a Chairman of the Board, a Vice Chairman, one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it may deem appropriate. Any number of offices may be held by the same person. No officer need be a stockholder.

Section 2. Term of Office. The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified, or until their earlier death, termination, resignation or removal from office. Any officer or agent of the Corporation may be removed at any time by the Board of Directors, with or without cause. Any vacancy in any office because of death, resignation, termination, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 3. Chairman of the Board. The Chairman of the Board, when and if elected, shall be the chief executive officer of the Corporation and, as such, shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, shall preside at meetings of the Board of Directors and of stockholders and shall have such other functions, authority and duties as customarily appertain to the office of the chief executive of a business corporation or as may be prescribed by the Board of Directors. The Chairman of the Board, if any, shall be a member of the Board of Directors of the Corporation.

Section 4. Vice Chairman. The Vice Chairman, if any, in the absence of the Chairman or in the event of the Chairman’s inability or refusal to act, shall have the authority to perform the duties of the Chairman and such other duties as may from time to time be prescribed by the Board of Directors or the Chairman of the Board. The Vice Chairman, if any, shall be a member of the Board of Directors of the Corporation.

Section 5. President. During any period when there shall be an office of Chairman of the Board, the President shall be the chief operating officer of the Corporation and shall have such functions, authority and duties as may be prescribed by the Board of Directors or the Chairman of the Board. During any period when there shall not be an office of Chairman of the Board, the President shall be the chief executive officer of the Corporation, and, as such, shall have the functions, authority and duties provided for the Chairman of the Board when there is an office of Chairman of the Board.

Section 6. Vice President. Each Vice President shall perform such duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President.

Section 7. Secretary. The Secretary shall: (a) keep a record of all proceedings of the stockholders, the Board of Directors and any committees thereof in one of more books provided for that purpose; (b) give, or cause to be given, all notices that are required by law or these Bylaws to be given by the Secretary; (c) be custodian of the corporate records and, if the Corporation has a corporate seal, of the seal of the Corporation; (d) have authority to affix the seal of the Corporation to all instruments the execution of which requires such seal and to attest such affixing of the seal; (e) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (f) sign, with the Chairman or the Vice Chairman, if any, or President or any Vice President, or any other officer thereunto authorized by the Board of Directors, any certificates for shares of the Corporation, or any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed by the signature of more than one officer; (g) have general charge of the stock transfer books of the Corporation; (h) have authority to certify as true and correct, copies of the Bylaws, or resolutions of the stockholders, the Board of Directors and committees thereof, and of other documents of the Corporation; and (i) in general, perform the duties incident to the office of secretary and such other duties as from time to time may be prescribed by the Board of Directors, the Chairman of the Board or the President. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest such affixing of the seal.

Section 8. Assistant Secretary. The Assistant Secretary, if any, or if there shall be more than one, each Assistant Secretary in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall have the authority to perform the duties of the Secretary, subject to such limitations thereon as may be imposed by the Board of Directors, and such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or the Secretary.

Section 9. Treasurer. The Treasurer shall be the principal accounting and financial officer of the Corporation. The Treasurer shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the Corporation; (b) have charge and custody of all funds and securities of the Corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform the duties incident to the office of treasurer and such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President. The Treasurer may sign with the Chairman or the Vice Chairman, if any, or the President, or any Vice President, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors may determine.

Section 10. Assistant Treasurer. The Assistant Treasurer, if any, or if there shall be more than one, each Assistant Treasurer, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall have the authority to perform the duties of the Treasurer, subject to such limitations thereon as may be imposed by the Board of Directors, and such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or the Treasurer.

Section 11. Other Officers and Agents. Any officer or agent who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these Bylaws shall perform such duties and have such powers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President.

ARTICLE V.

CERTIFICATES OF STOCK AND THEIR TRANSFER

Section 1. Form. The shares of the Corporation shall be represented by certificates in such form as any officer may approve; provided, however, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Each certificate for shares shall be consecutively numbered or otherwise identified. Certificates of stock in the Corporation, shall be signed by or in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of one or more officers of the Corporation may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

Section 2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction in its stock transfer books.

Section 3. Replacement. In case of the loss, destruction, mutilation or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by the Corporation may be issued upon the surrender of the mutilated certificate or, in the case of loss, destruction or theft of a certificate, upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe. The Board of Directors may in its discretion require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to the certificate alleged to have been lost, destroyed or stolen.

ARTICLE VI.

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Section 1. Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that he is or was a director or officer, of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation), to the fullest extent permitted by law, including indemnifying such person against expenses (including attorneys’ fees), judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. Actions By or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation), to the fullest extent permitted by law, including indemnifying such person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. Notwithstanding the foregoing, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors.

Section 3. Indemnity if Successful. To the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 4. Standard of Conduct. Except in a situation governed by Section 3 of this Article, any indemnification under Section 1 or 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or 2, as applicable, of this Article. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination: (i) by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum; (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by the stockholders. The determination to be made that indemnification is proper with respect to a person who is a former director or officer, or an employee or agent of the Corporation, shall be made by a majority of the board of directors.

Section 5. Expenses. Expenses (including attorneys’ fees) of each officer and director hereunder indemnified actually and reasonably incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding or threat thereof shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this

Article. Such expenses (including attorneys’ fees) incurred by former directors, officers, employees, and agents may be so paid upon the receipt of the aforesaid undertaking and such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 6. Nonexclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may now or hereafter be entitled under any law, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the TBOC.

Section 8. Definitions. For purposes of this Article, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify any or all of its directors, officers, employees and agents, so that any person who was a director, officer, employee or agent of such constituent corporation, or was serving at the request of such constituent corporation in any other capacity, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have had with respect to such constituent corporation if its separate existence had continued as such corporation was constituted immediately prior to such merger.

For purposes of this Article, references to “other capacities” shall include serving as a trustee or agent for any employee benefit plan; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

Section 9. Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed to effectuate the provisions hereof, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

Section 10. Amendment. The right to indemnification conferred by this Article shall be deemed to be a contract between the Corporation and each person referred therein until amended or repealed, but no amendment to or repeal of these provisions shall apply to or have any effect on the right to indemnification of any person with respect to any liability or alleged liability of such person for or with respect to any act or omission of such person occurring prior to such amendment or repeal.

ARTICLE VII.

GENERAL PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors.

Section 2. Corporation Seal. The corporate seal, if any, of the Corporation shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 3. Notices and Mailing. Except as otherwise provided in the Act, the Certificate of Incorporation or these Bylaws, all notices required to be given by any provision of these Bylaws shall be deemed to have been given (i) when received, if given in person, (ii) on the date of acknowledgment of receipt, if sent by telex, facsimile or other wire transmission, (iii) one day after delivery, properly addressed, to a reputable courier for same day or overnight delivery or (iv) three days after being deposited, properly addressed, in the U.S. Mail, certified or registered mail, postage prepaid.

Section 4. Waiver of Notice. Whenever any notice is required to be given under the TBOC or the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Section 5. Interpretation. In these Bylaws, unless a clear contrary intention appears, the singular number includes the plural number and vice versa, and reference to either gender includes the other gender.

ARTICLE VIII.

AMENDMENTS

These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors. The fact that the power to amend, alter, repeal or adopt the Bylaws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.

I hereby certify that the foregoing is a full and correct copy of the first by-laws of the Corporation, as adopted by the Board of Directors in accordance with the requirements of the Business Corporation Act.

Date:	August 4, 2007

/s/ Chris A. Stacy, Secretary
Chris A. Stacy, Secretary

BYLAWS AMENDMENTS (March 31, 2008)

Exhibit A to the Directors’ Meeting dated March 31, 2008

OFFICERS’ AND DIRECTORS’ SERVICES,

CONFLICTING INTERESTS, INDEMNIFICATION AND INSURANCE

Section 5.1 . Services. No director and, unless otherwise determined by the Board of Directors, no officer of the Corporation, shall be required to devote his or her time or any particular portion of his or her time or render services or any particular services exclusively to the Corporation. Every director and, unless otherwise determined by the Board of Directors, every officer, of the Corporation shall be entirely free to engage, participate and invest in any and all businesses, enterprises and activities, either similar or dissimilar to the business, enterprise and activities of the Corporation, without breach of duty to the Corporation or to its shareholders and without accountability or liability to the Corporation or to its shareholders.

Every director and, unless otherwise determined by the Board of Directors, every officer, of the Corporation shall, respectively, be entirely free to act for, serve and represent any other corporation, any entity or any person, in any capacity, and be or become a director or officer, or both, of any other corporation or any entity, irrespective of whether or not the business, purposes, enterprises and activities, or any of them, thereof be similar of dissimilar to the business, purposes, enterprises and activities, or any of them, of the Corporation, without breach of duty to the Corporation or to its shareholders and without accountability or liability of any character or description to the Corporation or to its shareholders.

Section 5.2 . Directors’ and Officers’ Interests in Contracts. No contract or other transaction between the Corporation and one or more of its directors of officers, or between the Corporation and any firm or partnership of which one or more of its directors or officers are members or employees or in which they are otherwise interested, or between the Corporation and any corporation or association or other entity in which one or more of the corporation’s directors or officers are shareholders, members, directors, officers or employees or in which they are otherwise interested, shall be void or voidable by reason of or as a result of such connection with or holding an office as a director or officer of the Corporation or such interest in or in connection with such other firm, partnership, corporation, association or other entity, notwithstanding the presence of such director or officer at the meeting of the Board of Directors of the Corporation which acts upon or in reference to any such contract or other transaction, and notwithstanding his or her participation in such action, if such contract or other transaction is fair, just and beneficial to the Corporation, and if (i) the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve or ratify such contract or other transaction by a vote of a majority of the directors present, such interested director to be counted neither in determining whether a quorum is present, nor in calculating the majority necessary to carry such vote, or if (ii) the fact of such interest shall be disclosed or known to the shareholders and the shareholders either by written consent or by vote of holders of record of a majority of all the outstanding shares of stock entitled to vote, shall authorize, approve or ratify such contract or other transaction; nor shall any director or officer by responsible to, or liable to account to, the

Corporation for any profits realized by or from or through any such contract or other transaction of the Corporation so authorized, ratified or approved, by reason of such interest or his or her being or having been a director or officer, or both, of the Corporation. Nothing herein contained shall create responsibility or liability in or in connection with any such event or prevent the authorization, ratification or approval of such contracts or other transactions in any other manner permitted by law or by statute. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.

Section 5.3 . Reliance Upon Books, Reports and Records. Neither a director nor a member of any committee shall be liable if, in the exercise of ordinary care, he or she relied and acted in good faith upon written financial statements of the Corporation represented to be correct by the President or by the officer of the Corporation having charge of its books of account, or certified by an independent public or certified public accountant or firm of such accountants fairly to reflect the financial condition of the Corporation, nor shall he or she be so liable if, in the exercise of ordinary care and in good faith, in determining the amount available for payment of a dividend or other distribution, he or she considered the assets of the Corporation to be of their book value.

Section 5.4. Non-Liability of Directors and Officers in Certain Cases. No director, officer or member of a committee shall be liable for his or her acts as such if he or she is excused from liability under any present or future provision of Texas law. The Corporation shall indemnify its officers and directors to the fullest extent permitted by law.

Section 5.5 . Indemnification of Directors, Officers, Employees and Agents.

A. As used in this section:

(1) “Corporation” includes any domestic or foreign predecessor entity of the Corporation in a merger, consolidation or other transaction in which the liabilities of the predecessor are transferred to the Corporation by operation of law and in any other transaction in which the Corporation assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this Section 5.

(2) “Director” means any person who is or was a director of the Corporation any person who, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

(3) “Expenses” include court costs and attorneys’ fees.

(4) “Official Capacity” means:

(a) when used with respect to a Director, the office of director in the Corporation, and

(b) when used with respect to a person other than a Director, the elective or appointive office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the Corporation, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

(5) “Proceeding” means any threatened, pending, or complete action, suit or proceeding, whether civil, criminal, administrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

B. The Corporation may indemnify any person who was, is or is threatened to be made a named defendant or respondent in any Proceeding because he or she is or was a Director only if it is determined in accordance with paragraph (F) of this Section 5 that the person:

(1) conducted himself or herself in good faith;

(2) reasonably believed:

(a) in the case of conduct in his or her Official Capacity as a Director of the Corporation , that his or her conduct was in the Corporation’s best interests, and

(b) in all other cases, that his or her conduct was at least not opposed to the Corporation’s best interests; and

(3) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

C. A Director shall not be indemnified under subsection 5(B) for obligations resulting from a Proceeding:

(1) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person’s Official Capacity; or

(2) in which the person is found liable to the Corporation.

D. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, be determinative that the person did not meet the requisite standard of conduct set forth in subsection 5(B).

E. A person may be indemnified under Section 5(B) against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable Expenses actually incurred by the person in connection with the Proceeding; but if the Proceeding was brought by or in the behalf of the Corporation, indemnification shall be limited to reasonable Expenses actually incurred by the person in connection with the Proceeding.

F. No indemnification under subsection 5(B) shall be made by the Corporation unless authorized in the specific case after a determination has been made that the Director has met the standard of conduct set forth in subsection 5(B). Such determination shall be made:

(1) by the Board of Directors by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the Proceeding;

(2) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of the full Board of Directors (in which vote directors who are named defendants or respondents may participate), which committee shall consist solely of two or more directors who at the time of the vote are not named defendants or respondents to the Proceeding; or

(3) by special legal counsel, selected by the Board of Directors or a committee thereof by vote as set forth in clauses (1) or (2) of this subsection 5(F), or, if the requisite quorum of the full Board of Directors cannot be obtained therefor and such a committee cannot be established, by a majority vote of the full Board of Directors (in which vote directors who are named defendants or respondents may participate); or

(4) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the Proceeding.

G. Authorization of indemnification and determination as to reasonableness of Expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of Expenses shall be made in a manner specified in clause (3) in subsection 5(F) for the selection of such counsel.

H. A Director who has been wholly successful, on the merits or otherwise, in the defense of any Proceeding in which he or she is a party because he or she is a Director shall be indemnified by the Corporation against reasonable Expenses incurred by the Director in connection with the Proceeding.

I. If a court of competent jurisdiction determines that a Director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she has met the standard of conduct set forth in subsection 5(B) or has been adjudged liable in the circumstances described in subsection 5(C), the court may order such indemnification as the court determines is proper and equitable. The court shall limit indemnification to reasonable Expenses if the Proceeding is brought by or in behalf of the Corporation or if the Director is found liable on the basis of circumstances described in subsection 5.5(C)(1); whether or not the benefit resulted from an action taken in the person’s Official Capacity.

J. Reasonable Expenses incurred by a Director who was, is, or is threatened to be made a named defendant or respondent to a Proceeding may be paid or reimbursed by the Corporation in advance of the final disposition of such Proceeding after:

(1) receipt by the Corporation of a written affirmation by the Director of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Corporation as authorized in this Section 5, and a written undertaking by or on behalf of the Director to repay the amount paid or reimbursed if it shall ultimately be determined that he or she has not met such standard of conduct; and

(2) a determination that the facts then known to those making the determination would not preclude indemnification under this Section 5.

K. The written undertaking required by subsection (J) must be an unlimited general obligation of the Director but need not be secured. It may be accepted without reference to financial ability to make repayment. Determinations and authorizations of payments under subsection (J) shall be made in the manner specified in subsection (F).

L. The indemnification provided by this Section 5 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, Bylaw, agreement, insurance policy, vote of shareholders or disinterested directors or otherwise, both as to action in their Official Capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person; provided, however, no provision for the Corporation to indemnify or to advance Expenses to a Director who was, is or is threatened to be made a named defendant or respondent to a Proceeding, whether contained in the Articles of Incorporation, these Bylaws, a resolution of shareholders or directors, an agreement or otherwise (except as contemplated by subsection (Q)), shall be valid unless consistent with this section or, to the extent that indemnity hereunder is limited by the Articles of Incorporation, consistent therewith.

M. Nothing contained in this Section shall limit the Corporation’s power to pay or reimburse Expenses incurred by a Director in connection with the appearance as a witness in a Proceeding at a time when he or she is not a named defendant or respondent in the Proceeding.

N. Unless limited by the Articles of Incorporation of the Corporation,

(1) an officer of the Corporation shall be indemnified as and to the same extent provided in subsections (H) and (I) for a Director and shall be entitled to the same extent as a Director to seek indemnification pursuant to the provisions of those subsections; and

(2) the Corporation may indemnify and advance Expenses to an officer, employee or agent of the Corporation to the same extent that it may indemnify and advance Expenses to Directors pursuant to this Section 5.

O. The Corporation may indemnify and advance Expenses to nominees and designees who are not or were not officers, employees, or agents of the Corporation who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, other enterprise, or employee benefit plan to the same extent that it may indemnify and advance expenses to Directors under this Section 5.

P. The Corporation, in addition, may indemnify and advance Expenses to an officer, employee or agent or person who is identified by subsection 5(O) as a nominee or designee and who is not a Director to such further extent, consistent with law, as may be provided by the Articles of Incorporation of the Corporation, these Bylaws, general or specific action of the Board of Directors, or contract or as permitted or required by common law.

Q. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, other enterprise or employee benefit plan, against any liability asserted against or incurred by him or her in any such capacity or arising out of the status as such a person, whether or not the Corporation would have the power to indemnify such party against such liability under the provisions of the Nevada Revised Statutes or this Section 5.

R. Any indemnification of, or advance of Expenses to a Director in accordance with this Section shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders’ meeting or with or before the next meeting pursuant to the Nevada Revised Statutes, and in any case, within the 12-month period immediately following the date of the indemnification or advance.

S. For purposes of this Section 5, the Corporation shall be deemed to have requested a Director to serve an employee benefit plan whenever the performance of the duties for the Corporation also imposes duties on, or otherwise involves services by, the Director to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a Director with respect to an employee benefit plan pursuant to applicable law shall be deemed “fines.” Action taken or omitted by the Director with respect to an employee benefit plan in the performance of the duties for a purpose reasonably believed by the Director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.